UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 17, 2010

AMERICAN NATIONAL BANKSHARES INC.
(Exact name of registrant as specified in its charter)

Virginia	0-12820	54-1284688
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

628 Main Street, Danville, VA 24541
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 434-792-5111

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 15, 2010, the Board of Directors of American National Bank and Trust Company took the following actions, all of which are immediately effective:
1.	Receive and accept the reports of the Human Resources and Compensation Committee and the Corporate Governance and Nominating Committee.
2.	Amend the Bank's bylaws to create a combined office of Chairman and Chief Executive Officer and a separate office of President.
3.	Set the number of directors of the Bank at 13.
4.	Elect Charles H. Majors as Chairman and Chief Executive Officer of the Bank.
5.	Elect Jeffrey V. Haley to the Bank's Board of Directors, until the next election of directors at the 2011 annual meeting of shareholders.
6.	Elect Jeffrey V. Haley as President of the Bank.

On June 15, 2010, the Board of Directors of American National Bankshares Inc., took the following action, which was immediately effective:
1.	Elect Jeffrey V. Haley as Executive Vice President of the holding company

Item 9.01 Financial Statements and Exhibits
(d) Exhibits:
99.1 News Release

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 17, 2010                                            /s/ William W. Traynham
                              Executive Vice President and Chief Financial Officer